                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                              SAPIENT CORPORATION,

                             STUDIO ARCHETYPE, INC.,

              THE PRINCIPAL STOCKHOLDERS OF STUDIO ARCHETYPE, INC.

                                       and

                                   CLEMENT MOK
                               (as Exchange Agent)

                                   dated as of

                                 August 25, 1998

                               TABLE OF CONTENTS


                                                                                         Page
ARTICLE I - PURCHASE AND SALE OF THE COMPANY SHARES.........................................1
         1.1      Purchase of the Company Shares from the Principal Stockholders............1
         1.2      Purchase Price for Company Shares; Escrow.................................2
         1.3      The Closing...............................................................3
         1.4      Actions at the Closing....................................................3
         1.5      Further Assurance.........................................................4
         1.6      Grant of Stock Options....................................................5

ARTICLE IIA - REPRESENTATIONS AND WARRANTIES REGARDING THE
         COMPANY SHARES AND THE PRINCIPAL STOCKHOLDERS......................................5
         2A.1     Ownership of Company Shares...............................................5
         2A.2     Authority.................................................................5
         2A.3     Noncontravention..........................................................6
         2A.4     Investment Representations and Appointment of Purchaser
                  Representative............................................................6

ARTICLE IIB - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
         THE PRINCIPAL STOCKHOLDERS REGARDING THE COMPANY...................................7
         2B.1     Organization..............................................................7
         2B.2     Capitalization............................................................8
         2B.3     Authorization of Transaction and Noncontravention.........................8
         2B.4     Financial Statements and Information, Financial Projections...............9
         2B.5     Intellectual Property....................................................11
         2B.6     Real Property Owned and Leased...........................................13
         2B.7     Assets...................................................................14
         2B.8     Contracts................................................................15
         2B.9     Books and Records; Bank Accounts; Powers of Attorney.....................16
         2B.10    Tax Matters..............................................................16
         2B.11    Product and Service Warranties...........................................18
         2B.12    Customers................................................................18
         2B.13    Insurance................................................................18
         2B.14    Legal Compliance; Environmental Matters..................................18
         2B.15    Permits..................................................................20
         2B.16    Litigation...............................................................20
         2B.17    Confidential Information.................................................20
         2B.18    Employees; Consultants...................................................20
         2B.19    Employee Benefits........................................................21
         2B.20    Business Relationships With Affiliates...................................23
         2B.21    Brokers' Fees............................................................23
         2B.22    Disclosure...............................................................23


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




ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE BUYER..................................24
         3.1      Organization.............................................................24
         3.2      Capitalization...........................................................24
         3.3      Authorization............................................................24
         3.4      Noncontravention.........................................................24
         3.5      Buyer Reports and Financial Statements...................................25
         3.6      Litigation...............................................................25
         3.7      Brokers' Fees............................................................25
         3.8      Investment Representations...............................................26

ARTICLE IV - INDEMNIFICATION...............................................................27
         4.1      Indemnification by the Principal Stockholders............................27
         4.2      Indemnification by the Buyer.............................................28
         4.3      Claims for Indemnification...............................................28
         4.4      Survival.................................................................31
         4.5      Limitations..............................................................32

ARTICLE V - REGISTRATION RIGHTS............................................................33
         5.1      Registration of Shares...................................................33
         5.2      Piggyback Registration Rights............................................34
         5.3      Limitations on Registration Rights.......................................35
         5.4      Registration Procedures..................................................35
         5.5      Requirements of Stockholders.............................................36
         5.6      Indemnification..........................................................37
         5.7      Assignment of Rights.....................................................38
         5.8      Rule 144 Reports.........................................................38

ARTICLE VI - FURTHER AGREEMENTS............................................................38
         6.1      338 Election.............................................................38
         6.2      Acknowledgment of Taxable Nature of Transaction..........................38
         6.3      Loans to Stockholders....................................................38
         6.4      Release of Personal Guarantees...........................................39
         6.5      Installment Sale Treatment...............................................39

ARTICLE VII - MISCELLANEOUS................................................................39
         7.1      Press Releases and Public Disclosure.....................................39
         7.2      No Third Party Beneficiaries.............................................40
         7.3      Entire Agreement.........................................................40
         7.4      Succession and Assignment................................................40
         7.5      Counterparts.............................................................40
         7.6      Headings.................................................................40
         7.7      Notices..................................................................40
         7.8      Governing Law............................................................42
         7.9      Dispute Resolution; Litigation...........................................42


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


         7.10     Amendments and Waivers...................................................43
         7.11     Severability.............................................................43
         7.12     Specific Performance.....................................................43
         7.13     Expenses.................................................................44
         7.14     Construction.............................................................44
         7.15     Incorporation of Exhibits and Schedules..................................44
         7.16     Facsimile Signature......................................................44


Schedules

         Schedule A   List of Principal Stockholders
         Schedule B   List of Stockholders
         Schedule C   List of Option Recipients
         Schedule D   Loan Information
         Schedule 1.5 Company Indebtedness to be Repaid

Exhibits

         Exhibit A    Form of Minority Stockholder Stock Purchase Agreement
         Exhibit B    Form of Legal Opinion of Coblentz, Patch, Duffy & Bass, LLP
         Exhibit C    Form of Employment Letter
         Exhibit D    Form of Stockholder Non-Competition Agreement
         Exhibit E    Form of Legal Opinion of Hale and Dorr LLP
         Exhibit F    Form of Escrow Agreement
         Exhibit G    Form of Stock Option Agreement
         Exhibit H    Form of Promissory Note and Pledge Agreement
         Exhibit I    Form of Press Release

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is entered into as of August 25, 1998 by and among Sapient Corporation, a Delaware corporation (the "BUYER"), Studio Archetype, Inc., a California corporation (the "COMPANY"), the stockholders of the Company identified on SCHEDULE A to this Agreement (the "PRINCIPAL STOCKHOLDERS") and Clement Mok, in his capacity as Exchange Agent. The Buyer, the Company and the Principal Stockholders are referred to collectively herein as the "PARTIES."

                                  INTRODUCTION

     1. The stockholders of the Company identified on SCHEDULE B to this Agreement (the "Stockholders") collectively own all of the issued and outstanding shares of the capital stock of the Company (the "COMPANY SHARES"), as set forth on SCHEDULE B attached hereto.

     2. Subject to the terms and conditions of this Agreement, the Buyer desires to purchase from the Principal Stockholders, and the Principal Stockholders desire to sell to the Buyer, all of the Company Shares held by the Principal Stockholders, for the consideration set forth below.

     3. Simultaneously herewith, the Buyer is purchasing from each Stockholder who is not a Principal Stockholder (the "MINORITY STOCKHOLDERS"), and the Minority Stockholders are selling to the Buyer, all of the Company Shares held by the Minority Stockholders pursuant to a series of Minority Stockholder Stock Purchase Agreements in the form attached hereto as EXHIBIT A (the "MINORITY STOCKHOLDER AGREEMENTS").

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I

                     PURCHASE AND SALE OF THE COMPANY SHARES

     1.1 PURCHASE OF THE COMPANY SHARES FROM THE PRINCIPAL STOCKHOLDERS. Upon and subject to the terms and conditions of this Agreement, at the closing of the purchase and sale of the Company Shares contemplated by this Agreement (the "CLOSING"), each Principal Stockholder shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Principal Stockholder, all of the Company Shares owned by such Principal Stockholder.

     1.2 PURCHASE PRICE FOR COMPANY SHARES; ESCROW.

          (a) The purchase price to be paid by the Buyer for all of the Company Shares shall be paid in the form of $250,000 of cash and shares of common stock, par value $0.01 per share, of the Buyer ("BUYER COMMON STOCK"). Subject to
Section 1.2(b), the aggregate number of shares of Buyer Common Stock to be issued to the Stockholders at the Closing pursuant to this Agreement and the Minority Stockholder Agreements is 498,314 (the "PURCHASE PRICE SHARES").

          (b) On the Closing Date (as defined below):

               (i) the Buyer shall deliver to the Escrow Agent (as defined below) a certificate (issued in the name of the Escrow Agent or its nominee) representing 49,829 of the Purchase Price Shares (the "ESCROW SHARES") for the purpose of securing the indemnification obligations of the Principal Stockholders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purpose and in accordance with the terms of the Escrow Agreement; and

               (ii) subject to Section 1.2(c), the Buyer shall deliver to Clement Mok, in his capacity as Exchange Agent, on behalf of each Principal Stockholder (x) a certificate representing the remaining number of Purchase Price Shares issuable to such Principal Stockholder, and (y) a check representing such Principal Stockholder's pro rata portion of the $250,000 cash payment, in each case as indicated on SCHEDULE A hereto.

          (c) No certificates or script representing fractional Purchase Price Shares shall be issued to the Principal Stockholders and the Principal Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Purchase Price Shares that would otherwise be issued to such Principal Stockholders. In lieu of fractional Purchase Price Shares that would otherwise be issued, each Principal Stockholder that would have been entitled to receive a fractional Purchase Price Share shall receive a cash payment equal to the fair market value of such fractional Purchase Price Shares, which fair market value shall be deemed to be $45.7542 per share.

          (d) Each Principal Stockholder hereby appoints Clement Mok to act as Exchange Agent in connection with the transactions contemplated by this Agreement. At the Closing, the Exchange Agent will accept delivery from the Buyer of all of the Purchase Price Shares issuable to the Principal Stockholders pursuant to

Section 1.2(b)(ii). Such delivery shall be in the form of one or more stock certificates issued in the name of Clement Mok, as Exchange Agent. Promptly after the Closing, the Exchange Agent will instruct the Buyer's transfer agent to cancel the certificate(s) issued to the Exchange Agent in accordance with this Section and to issue, in replacement thereof, certificates in the names of the Principal Stockholders representing the Purchase Price Shares which the Principal Stockholders are entitled to receive in accordance with the terms of this Agreement, as set forth in SCHEDULE A hereto. Upon delivery at the Closing to the Exchange Agent of the Purchase Price Shares issuable to the Principal Stockholders, neither the Buyer nor the Company shall have any further liability to any Stockholder or the Exchange Agent with respect to the delivery of such Purchase Price Shares.

     1.3 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 7:00 a.m., local time on August 25, 1998 (the "CLOSING DATE"). The Closing of the purchase of the Company Shares by the Buyer from each of the Principal Stockholders shall take place simultaneously and it shall be a condition to the Buyer's obligation to consummate the transactions contemplated by this Agreement that each Principal Stockholder deliver its Company Shares to the Buyer at the Closing and that each Minority Stockholder deliver its Company Shares to the Buyer in accordance with the Minority Stockholder Agreements.

     1.4 ACTIONS AT THE CLOSING. At the Closing:

               (i) COMPANY'S CLOSING CERTIFICATES. The Company and the Principal Stockholders shall deliver to the Buyer such officers' and other closing certificates (the "COMPANY CERTIFICATES") as are customary in a transaction of the nature contemplated hereby;

               (ii) COMPANY'S LEGAL OPINION. Coblentz, Patch, Duffy & Bass, LLP, counsel to the Company and the Stockholders, shall deliver to the Buyer an opinion in the form of EXHIBIT B attached hereto, addressed to the Buyer and dated the date hereof;

               (iii) EMPLOYMENT LETTER. Each of Clement Mok, Mark Crumpacker, Peter Rack, Eric Wilson and Todd Holcomb shall execute and deliver to the Buyer an employment letter in substantially the form attached hereto as EXHIBIT C;

               (iv) STOCKHOLDER NON-COMPETITION AGREEMENTS. Clement Mok shall execute and deliver to the Buyer a Stockholder Non-Competition Agreement in substantially the form attached hereto as EXHIBIT D-1. Each of Mark Crumpacker, Peter Rack, Eric Wilson and Todd Holcomb shall execute and deliver to the Buyer a

Stockholder Non-Competition Agreement in substantially the form attached hereto as EXHIBIT D-2;

               (v) BUYER'S CLOSING CERTIFICATES. The Buyer shall deliver to the Company such officers' and other closing certificates (the "BUYER CERTIFICATES") as are customary in a transaction of the nature contemplated hereby;

               (vi) BUYER'S LEGAL OPINION. Hale and Dorr LLP, counsel to the Buyer, shall deliver to the Company an opinion in the form of EXHIBIT E attached hereto, addressed to the Company and the Stockholders and dated the date hereof;

               (vii) CERTIFICATES REPRESENTING COMPANY SHARES. Each Principal Stockholder shall deliver to the Buyer the certificate(s) evidencing all of the Company Shares owned by such Principal Stockholder, duly endorsed in blank or with stock powers duly executed by the Principal Stockholder, with signature guaranteed, and, to the extent applicable for any Principal Stockholder residing in a community property state, a duly executed spousal consent;

               (viii) CERTIFICATES REPRESENTING PURCHASE PRICE SHARES AND CASH PAYMENT. The Buyer shall deliver checks and certificates for the Purchase Price Shares to the Exchange Agent in accordance with Section 1.2(b)(ii);

               (ix) RECORD BOOKS. The Company shall deliver to the Buyer the minute books, stock books, ledgers and registers, corporate books and other corporate records relating to the organization, ownership and maintenance of the Company;

               (x) ESCROW AGREEMENT. The Buyer, the Principal Stockholders, Clement Mok (the "STOCKHOLDER REPRESENTATIVE") and American Stock Transfer and Trust Company (the "ESCROW AGENT") shall execute and deliver the Escrow Agreement attached hereto as EXHIBIT F (the "ESCROW AGREEMENT") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares being placed in escrow pursuant to Section 1.2(b)(i);

               (xi) REPAYMENT OF INDEBTEDNESS. The Buyer shall cause to be paid on behalf of the Company the amounts indicated on Schedule 1.5;

               (xii) MINORITY STOCKHOLDER AGREEMENTS. The actions at closing specified in Section 1.4 of the Minority Stockholder Agreements shall occur; and

               (xiii) CROSS-RECEIPT. The Buyer and each Principal Stockholder shall execute and deliver a cross-receipt evidencing the transactions referred to above.

     1.5 FURTHER ASSURANCE. At any time and from time to time after the Closing at the reasonable request of the Buyer and without further consideration, the

Principal Stockholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Company Shares, to put the Buyer through its ownership of the Company Shares in actual possession and operating control of the assets, properties and business of the Company, and to carry out the purpose and intent of this Agreement.

     1.6 GRANT OF STOCK OPTIONS. The Buyer shall grant, as of the Closing Date, to the persons listed on SCHEDULE C hereto, options under the Buyer's 1996 Equity Stock Incentive Plan for an aggregate of 317,000 shares of Buyer Common Stock. Such options will be granted at an exercise price indicated on SCHEDULE C and will be subject to the other terms and conditions of such plan and the form of stock option agreement attached hereto as EXHIBIT G.

                                   ARTICLE IIA

                  REPRESENTATIONS AND WARRANTIES REGARDING THE
                  COMPANY SHARES AND THE PRINCIPAL STOCKHOLDERS

     Each Principal Stockholder severally represents and warrants to the Buyer as follows:

     2A.1 OWNERSHIP OF COMPANY SHARES. Such Principal Stockholder has good and marketable title, free and clear of any and all Security Interests (as defined below), conditions, restrictions and voting trust arrangements, to all of the Company Shares listed on SCHEDULE A as being owned by such Principal Stockholder. Such Principal Stockholder has the full right, power and authority to sell, transfer, convey, assign and deliver to the Buyer at the Closing the Company Shares owned by such Principal Stockholder and, upon consummation of the purchase and sale contemplated hereby, the Buyer will acquire from such Principal Stockholder good and marketable title to such Company Shares, free and clear of all voting trust arrangements, Security Interests, conditions and restrictions (other than any voting trust arrangements, Security Interests, conditions or restrictions to which the Buyer is a party). "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, lien, contractual restriction or covenant, option or other adverse claim (whether arising by contract or by operation of law).

     2A.2 AUTHORITY. Such Principal Stockholder has all requisite power and authority to execute and deliver this Agreement and the Escrow Agreement and to perform such Principal Stockholder's obligations hereunder and thereunder. This Agreement and the Escrow Agreement have been duly and validly executed and delivered by such Principal Stockholder, and constitute valid and binding obligations of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with their respective terms.

     2A.3 NONCONTRAVENTION. Neither the execution and delivery of this Agreement or the Escrow Agreement by such Principal Stockholder nor the consummation by such Principal Stockholder of the transactions contemplated by this Agreement or the Escrow Agreement will: (i) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Company; (ii) require on the part of such Principal Stockholder any filing with, or any permit, authorization, consent or approval of, any court, arbitration tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "GOVERNMENTAL ENTITY"); (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any agreement, instrument, contract or arrangement to which such Principal Stockholder is a party or by which such Principal Stockholder or any of his or her properties is bound; (iv) result in the imposition of any Security Interest upon the Company Shares owned by such Principal Stockholder or any assets or properties of such Principal Stockholder; or (v) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to such Principal Stockholder or to the Company Shares owned by such Principal Stockholder.

     2A.4 INVESTMENT REPRESENTATIONS AND APPOINTMENT OF PURCHASER
REPRESENTATIVE.

          (a) In accordance with Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), such Principal Stockholder hereby appoints Clement Mok and Peter Rack to act as such Principal Stockholder's Purchaser Representatives (the "PURCHASER REPRESENTATIVES") in connection with evaluating the merits and risks of such Principal Stockholder's investment in the Purchase Price Shares. Such Principal Stockholder acknowledges receipt of a Confidential Offering Memorandum dated August 1998 and, in particular, the disclosures regarding the Purchase Representatives included in the section of such memorandum which is captioned "INFORMATION CONCERNING THE PURCHASER REPRESENTATIVES."

          (b) Such Principal Stockholder is acquiring the Purchase Price Shares to be issued to such Principal Stockholder for such Principal Stockholder's own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Purchase Price Shares in violation of the Securities Act or any rule or regulation under the Securities Act or any applicable state law.

          (c) Such Principal Stockholder, together with such Principal Stockholder's Purchaser Representatives, has had adequate opportunity to obtain from representatives of the Buyer such information, in addition to the representations set forth in this Agreement, as is necessary to evaluate the merits and risks of such Principal Stockholder's investment in the Buyer.

          (d) Such Principal Stockholder, together with such Principal Stockholder's Purchaser Representatives, has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Purchase Price Shares to be issued to such Principal Stockholder and to make an informed investment decision with respect to such investment. Such Principal Stockholder is capable of bearing the economic risk of such Principal Stockholder's investment in the Purchase Price Shares indefinitely.

          (e) Such Principal Stockholder understands that the Purchase Price Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; and that the Purchase Price Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

          (f) Such Principal Stockholder agrees and understands that a legend substantially in the following form will be placed on the certificate representing the Purchase Price Shares to be issued to such Principal
Stockholder:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

                                   ARTICLE IIB

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                  PRINCIPAL STOCKHOLDERS REGARDING THE COMPANY

     The Company and each of the Principal Stockholders jointly and severally represent and warrant to the Buyer that the statements contained in this Article IIB are true and correct except as set forth in the disclosure schedule attached hereto (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IIB, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article IIB.

     2B.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing (corporate and tax) under the laws of the State of California, and has all requisite power and authority to own and use its properties and to carry on its business as now being conducted. The Company is qualified to transact business as a foreign corporation and is in good standing (corporate and tax) under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, each of which such jurisdictions is listed in the Disclosure Schedule, except where the failure to so qualify would not have a material adverse effect on the Company or its business, properties, operations, condition (financial or otherwise), prospects, assets or liabilities. The Company has furnished to the Buyer true and complete copies of its Articles of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company is not in default under or in violation of any provision of its Articles of Incorporation or By-laws. The Company does not control, directly or indirectly, or have any direct or indirect equity participation in, any corporation, limited liability company, partnership, trust or other business association or entity.

     2B.2 CAPITALIZATION. The authorized capital stock of the Company consists of 100,000 shares of common stock, without par value per share, of which 30,000 shares are issued and outstanding as of the date of this Agreement (all of which are owned of record and beneficially by the Stockholders as set forth on SCHEDULE B attached hereto). All of the issued and outstanding Company Shares are duly authorized, validly issued, fully paid, nonassessable and issued without violation of any preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition, contingent or otherwise, of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act of any capital stock of the Company. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

     2B.3 AUTHORIZATION OF TRANSACTION AND NONCONTRAVENTION. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, neither the purchase and sale of the Company Shares, nor the consummation of the other transactions contemplated by this Agreement will: (i) conflict with or violate any provision of the Articles of

Incorporation or By-laws of the Company; (ii) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any Governmental Entity; (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any agreement, instrument, contract or arrangement to which the Company is a party or by which the Company or any of its assets or properties is bound; (iv) result in the imposition of any Security Interest upon any assets or properties of the Company; or (v) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its properties or assets.
Section 2B.3 of the Disclosure Schedule sets forth a list of any notice, consent or waiver required, as a result of or in connection with purchase and sale of the Company Shares contemplated by this Agreement, under any agreements, instruments, contracts or arrangements of the Company or by which the Company or any of its properties or assets is bound, all of which have been made or obtained.

     2B.4 FINANCIAL STATEMENTS AND INFORMATION, FINANCIAL PROJECTIONS.

          (a) FINANCIAL STATEMENTS. The Company has previously delivered to the Buyer copies of its unaudited financial statements as of and for the fiscal year ended December 31, 1996, audited financial statements as of and for the fiscal year ended December 31, 1997 and unaudited financial statements as of and for the six-month period ended June 30, 1998. Such financial statements (i) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except that the interim financial statements do not include footnotes and are subject to normal recurring year-end adjustments which will not be material in amount), (ii) fairly present, as of the dates and for the periods indicated, the financial condition, results of operations and cash flows of the Company and (iii) are consistent with the books and records of the Company.

          (b) ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no liability or commitment (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), other than (i) the liabilities shown on the Company's balance sheet as of June 30, 1998, and (ii) liabilities, similar in nature to those shown on such balance sheet, which have arisen since June 30, 1998 in the ordinary course of business consistent with past practice (including with respect to frequency and amount).

          (c) ABSENCE OF CERTAIN CHANGES. Since June 30, 1998, (i) there has been no material adverse change in the Company or its business, properties, operations, condition (financial or otherwise), prospects, assets or liabilities, and there has occurred no event or development which may reasonably be foreseen to have in the future a material adverse effect on the Company or its business, properties, operations, condition (financial or otherwise), prospects, assets or liabilities, and (ii) the Company has not taken any of the following actions:

               (i) issued, granted or sold any shares of capital stock of the Company or any rights, warrants or options to acquire any such shares;

               (ii) declared, set aside or paid any dividend or other distribution in cash or property in respect of capital stock or redeemed or repurchased any shares of capital stock;

               (iii) created, incurred or assumed any debt not currently outstanding (including capital leases obligations, but excluding accounts payable incurred in the ordinary course of business); assumed, guaranteed, endorsed or otherwise become liable for the obligations of any other person; or made any loans, advances or capital contributions to, or investments in, any other person;

               (iv) entered into, adopted or amended any Employee Benefit Plan (as defined in Section 2B.19) or any employment or severance agreement or arrangement; or increased in any manner the compensation or fringe benefits of, or materially modified the employment terms of, or paid any bonuses to, its employees; or hired or terminated any employee with an annual salary in excess of $40,000;

               (v) acquired any assets or made any capital expenditures for an amount of over $10,000 in any one instance or $50,000 in the aggregate;

               (vi) mortgaged or pledged any of its property or assets or subjected any such assets to any Security Interest;

               (vii) discharged or satisfied any Security Interest or paid any obligation or liability other than in the ordinary course of business;

               (viii) sold, leased, encumbered, disposed of, assigned, transferred or licensed any assets or the Company Intellectual Property (as defined in Section 2B.5), other than in the ordinary course of business;

               (ix) (x) other than client contracts in the ordinary course of business, entered into, amended or terminated any material contract or (y) taken or omitted to take any action that would constitute a violation of or default under, or waived any rights under, any material contract;

               (x) amended its Articles of Incorporation or By-laws;

               (xi) changed in any material respect its accounting methods, principles or practices, except as required by a generally applicable change in GAAP;

               (xii) instituted or settled any legal proceeding;

               (xiii) taken any action or failed to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in any of the representations and warranties set forth in Article IIB becoming untrue;

               (xiv) agreed in writing or otherwise to take any of the foregoing actions.

          (d) ACCOUNTS RECEIVABLES. The Company has delivered to the Buyer a true and correct list of all accounts receivable as of June 30, 1998, including an aging thereof. All accounts receivable of the Company arose out of the sales of services in the ordinary course of business and are reasonably expected to be collectible in the face value thereof within 90 days of the date of invoice, using normal collection procedures, net of the reserve for doubtful accounts, which reserve is adequate and was calculated in accordance with GAAP.

          (e) PROJECTIONS. The projections dated August 20, 1998 provided by the Company to the Buyer were prepared in good faith using the best information available to management of the Company and represent the Company's management's good faith estimates of the future performance of the Company for the periods referred to therein.

          (f) TOTAL ASSETS. The total assets of the Company as of the month ended immediately preceding the Closing Date was less than $10 million.

     2B.5 INTELLECTUAL PROPERTY.

          (a) The Company owns or has the right to use all Intellectual Property (as defined below) necessary for, or used in the operation of its business as presently conducted or presently proposed to be conducted (the "COMPANY INTELLECTUAL PROPERTY"). For avoidance of doubt, it is agreed that Company Intellectual Property does not include specific deliverables created by the Company for clients and assigned to clients or created as "works made for hire", but does include processes, methodologies and know-how used by the Company to create such deliverables. Each item of Company Intellectual Property will be owned or available for use by the Company on identical terms and conditions immediately following the Closing as it was prior to the Closing. The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. No other person or entity owns or has any rights to any of the Company Intellectual Property (except pursuant to agreements or licenses specified in Section 2B.5(c) or 2B.5(d) of the Disclosure Schedule), and, to the knowledge of the Company and any Principal Stockholder, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. The Company has made available to the Buyer correct and complete copies of all written documentation evidencing ownership of each item of Company Intellectual Property. The Company has delivered to the Buyer correct and complete copies of any written claims or disputes relating to any item of Company Intellectual Property and a summary of any such claim or dispute which has not been reduced to writing. "INTELLECTUAL PROPERTY" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade drafts, logos, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and supplier lists and information, (vi) other proprietary rights relating to any of the foregoing and (vii) copies and tangible embodiments thereof.

          (b) None of the activities or business presently conducted by the Company, or conducted by the Company at any time within the three years prior to the date of this Agreement, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any other person or entity. Since January 1, 1992, the Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

          (c) Section 2B.5(c) of the Disclosure Schedule identifies each license, distribution, reseller or other agreement pursuant to which the Company has granted (i) exclusive rights to any third party with respect to any item of Company Intellectual Property, (ii) any rights to any third party with respect to any item of Company Intellectual Property which is material to the business or operations of the Company as presently conducted or (iii) other than pursuant to customer contracts in the ordinary course of business, copies of which have been furnished to the Buyer, any rights to any third party with respect to any item of Company Intellectual Property.

          (d) Section 2B.5(d) of the Disclosure Schedule identifies each item of the Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it. With respect to each such item of Intellectual Property:

               (i) the license, sublicense or other agreement, covering such item is legal, valid, binding, enforceable and in full force and effect;

               (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and

               (iii) to the knowledge of the Company and any of the Principal Stockholders, no party to such license, sublicense or other agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder.

          (e) The Company has not disclosed to any person or entity the source code for any of the software owned by the Company and incorporated in its products or necessary for the operation of its business as presently conducted (the "Software") or other confidential or proprietary information constituting, embodied in or pertaining to the Software and the Company has taken reasonable measure to prevent such disclosure.

          (f) All of the Software has been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in the Software to the Company. No portion of the Software was jointly developed with any third party.

          (g) The Disclosure Schedule sets forth the results of each "year 2000" audit, report or investigation which has been performed by or on behalf of the Company with respect to the Company's business and operations. Neither the Company nor any of the Principal Stockholders is aware of any "year 2000" problems affecting any of the Company's hardware or software systems, embedded systems or third party vendors.

     2B.6 REAL PROPERTY OWNED AND LEASED.

          (a) The Company does not own any real property.

          (b) Section 2B.6 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to or by the Company and lists the term of such lease or sublease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2B.6 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2B.6 of the Disclosure Schedule:

               (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

               (ii) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

               (iii) neither the Company nor, to the knowledge of the Company, any other party to the lease or sublease is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company and the Principal Stockholders, is threatened which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

               (v) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

               (vi) all facilities leased or subleased thereunder are supplied (for a fee) with utilities and other services necessary for the operation of said facilities;

     2B.7 ASSETS.

          (a) The Company owns or leases all tangible assets necessary for the conduct of its business as presently conducted by the Company and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. All such tangible assets are located at the Company's offices at 600 Townsend Street, Penthouse, San Francisco, California 94103.

          (b) No asset of the Company (tangible or intangible) is subject to any Security Interest.

          (c) Section 2B.7(c) of the Disclosure Schedule sets forth (i) a true, correct and complete list of all items of tangible personal property owned by the Company as of the date hereof, or not owned by the Company but in the possession of or used in the business of the Company (the "PERSONAL PROPERTY"), other than individual assets with a book value of less than $1,000; and (ii) a description of the owner of, and any agreement relating to the use of, each item of Personal Property not owned by the Company and the circumstances under which such Personal Property is used. The Company has good and marketable title to each item of Personal Property owned by the Company. Each item of Personal Property not owned by the Company is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the respective entity and the owner or lessor thereof, the obligations of the respective entity to such owner or lessor will be discharged.

     2B.8 CONTRACTS.

          (a) Section 2B.8 of the Disclosure Schedule lists each contract, agreement or commitment (written or oral) to which the Company is a party that is material to the business or operations of the Company as presently conducted and under which the Company currently has, or may in the future have, any rights or obligations, including without limitation (i) any contract, agreement or commitment providing for the payment by the Company of an amount in excess of $25,000; (ii) any contract, agreement or commitment concerning confidentiality, ownership of ideas or inventions, work-for-hire, non-disclosure or non-competition (provided that the Company is not required to list any agreement referred to in the second sentences of Sections 2B.18(a) or 2B.18(b)); (iii) any contract, agreement or commitment with any current or former stockholders, directors, founders or employees of or consultants to the Company; (iv) any contract, agreement or commitment with any suppliers, distributors or resellers of the products or services of the Company; and (v) any contract, agreement or purchase order by a customer which (x) is not in the ordinary course of business, (y) is for an amount in excess of $25,000 or (z) requires the Company to perform over a period of more than three months (collectively, together with the agreements and licenses listed in Sections 2B.5 and 2B.18 of the Disclosure Schedule, the "CONTRACTS").

          (b) The Company has previously delivered to the Buyer a complete and accurate copy of each Contract or a written summary of any oral Contract. Each Contract is a valid and binding agreement between the Company and the other party or parties thereto, and will continue to be so immediately following the Closing; no defaults or breaches on the part of the Company exist under any of the Contracts and none will arise solely as a result of the purchase and sale of the Company Shares contemplated by this Agreement and the Minority Stockholder Agreements; and, to the knowledge of the Company and any of the Principal Stockholders, no defaults or breaches on the part of any other party or parties to the Contracts exist under any of the Contracts and none will arise solely as a result of the purchase and sale of the Company Shares contemplated by this Agreement and the Minority Stockholder Agreements.

     2B.9 BOOKS AND RECORDS; BANK ACCOUNTS; POWERS OF ATTORNEY.

          (a) The corporate minute books, financial and accounting records and other business records of the Company, as furnished to the Buyer, are accurate and complete in all material respects. The books and records of the Company have been maintained in accordance with good business and bookkeeping practices and do not reflect any transactions which are not bona fide transactions and do not omit any actual transactions.

          (b) Section 2B.9 of the Disclosure Schedule sets forth a correct and complete list of all bank accounts and safe deposits of the Company as of the date hereof, and all authorized signatories with respect thereto.

          (c) There are no outstanding powers of attorney executed on behalf of the Company.

     2B.10 TAX MATTERS.

          (a) The Company has filed on a timely basis all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. The Company has paid on a timely basis all Taxes (as defined below) that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company for tax periods through June 30, 1998 do not exceed the accruals and reserves for Taxes set forth on the June 30, 1998 balance sheet. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "TAXES" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "TAX RETURNS" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

          (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since January 1, 1992. The federal income Tax Returns of the Company have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through December 31, 1997. No examination or audit of any Tax Returns of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company or any of the Principal Stockholders, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

          (c) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE") and none of the assets of the Company are subject to an election under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement.

          (d) The Company is not or has not ever been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code). The Company has not made an election under Treasury Reg. Section 1.1502-20(g). The Company is not or has not been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2T(b).

          (e) The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481(a) of the Code. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

          (f) At all times since March 7, 1990, for federal income Tax purposes, the Company has been validly treated as an "S corporation" within the meaning of
Section 1361(a) of the Code and has been validly treated in a similar manner for purposes of the income Tax laws of all states in which it has been subject to taxation. The Company has not had at any time any "net unrealized built-in gain" within the meaning of Section 1374(d) of the Code that would give rise to taxation pursuant to Section 1374 of the Code (or comparable provisions of state law) if all of the assets of the Company were disposed of as of the end of the day immediately preceding the Closing Date at their respective fair market values.

     2B.11 PRODUCT AND SERVICE WARRANTIES.

          (a) No product sold or licensed by the Company, and no service provided by the Company, is subject to any guaranty, warranty, right of return or other indemnity which does not limit the amount of damages recoverable from the Company to an amount equal to or less than the revenues actually received by the Company in connection with such product or services.

          (b) The Company has not provided any guarantee or warranty for any product sold or licensed, or service provided, by the Company to the effect that such product or service complies with and accounts for the fact of the arrival of the "year 2000" and that such product or service will not be materially adversely affected with respect to value, utility, marketability, operability or any other aspect by virtue of the arrival of the "year 2000."

     2B.12 CUSTOMERS. The Company has good relations with its customers. No significant customer or prospective customer has indicated to the Company in writing, or to the knowledge of any of the Principal Stockholders, other than in writing, that it will not purchase any products or services from the Company in the future because it was dissatisfied with the Company's performance or fees or that it wishes to return or receive a refund for any products or services previously purchased from the Company. No unfilled customer order or commitment obligating the Company to process, manufacture or deliver products or perform services will result in a loss to the Company upon completion of performance.

     2B.13 INSURANCE.

          (a) The Company maintains and has maintained for the past three years, insurance with respect to its assets and business. The present scope and coverage amounts of such insurance is described in Section 2B.13 of the Disclosure Schedule.

          (b) No professional liability or similar claim relating to the Company's products or services over the past three years has ever been made against the Company.

     2B.14 LEGAL COMPLIANCE; ENVIRONMENTAL MATTERS.

          (a) The Company, and the conduct and operations of the Company's business, are in compliance with each applicable law (including rules, regulations, ordinances and codes thereunder) of any federal, state, local or foreign government or Governmental Entity (including without limitation any relating to public and employee health and safety, environmental protection, hazardous waste or applicable building, zoning and other laws).

          (b) The Company has complied with all applicable Environmental Laws (as defined below). There is no pending, or, to the knowledge of the Company or any of the Principal Stockholders, threatened, civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. "ENVIRONMENTAL LAW" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers;
(vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

          (c) To the knowledge of the Company and any of the Principal Stockholders, there have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company. Neither the Company nor any of the Principal Stockholders is aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company. "MATERIALS OF ENVIRONMENTAL CONCERN" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products.

          (d) To the knowledge of the Company and any of the Principal Stockholders, there are no environmental reports, investigations or audits relating to premises currently or previously owned or operated by the Company.

     2B.15 PERMITS. The Company possesses all material permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity or any other third party, that are required to conduct the business of the Company as presently conducted or as proposed to be conducted, each of which is listed in
Section 2B.15 of the Disclosure Schedule (collectively, the "PERMITS"). Each Permit is in full force and effect and will be in full force and effect immediately following the Closing and will not expire or terminate solely as a result of the transactions contemplated by this Agreement.

     2B.16 LITIGATION. The Company (a) is not subject to any unsatisfied judgment, order, decree, stipulation or injunction, (b) is not a party to any litigation, suit, action, investigation, proceeding or controversy before any Governmental Entity; and (c) to the knowledge of the Company and any of the Principal Stockholders, is not threatened with, any litigation, suit, action, investigation, proceeding or controversy before any Governmental Entity.

     2B.17 CONFIDENTIAL INFORMATION. Since January 1, 1996, the Company has not disclosed any information of a proprietary or confidential nature relating to its business, products, technology or financial condition to any person or entity, except, (a) in the ordinary course of business, to customers and employees of the Company who have signed confidentiality agreements, (b) to the legal and financial advisors of the Company, and (c) to the Buyer and its legal and financial advisors.

     2B.18 EMPLOYEES; CONSULTANTS.

          (a) All present employees of the Company are listed in Section 2B.18(a) of the Disclosure Schedule, together with their job titles and salaries. Each present and past employee of the Company is bound by the Company's standard confidentiality and assignment of inventions agreement, a copy of which is attached as Section 2B.18(a) of the Disclosure Schedule. To the knowledge of the Company and the Stockholders, no key employee or group of employees has any plans to terminate employment with the Company. No employees of the Company are represented by any labor union or subject to any collective bargaining agreement, and the employee relations of the Company are good.

          (b) Schedule 2B.18(b) of the Disclosure Schedule lists all independent contractors who have provided services to the Company since January 1, 1997. Each such independent contractor and each past independent contractor is bound by the Company's standard confidentiality agreement for independent contractors, a copy of which is attached to Schedule 2B.18(b) of the Disclosure Schedule.

     2B.19 EMPLOYEE BENEFITS.

          (a) Section 2B.19 of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company or any ERISA Affiliate (as defined below). "EMPLOYEE BENEFIT PLAN" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. "ERISA AFFILIATE" means any entity which is or at any applicable time was a member of
(i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in
Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the
Code), any of which includes the Company. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for each Employee Benefit Plan since inception of the Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and the Company and each ERISA Affiliate have in all material respects met their obligations with respect to such Employee Benefit Plan and have made all required contributions thereto. The Company and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

          (b) There are no known investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

          (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred that would adversely affect its qualification or materially increase its cost.

          (d) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

          (e) At no time has the Company or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

          (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination or employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

          (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

          (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of
Section 501(c)(9) of the Code.

          (i) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

          (j) Section 2B.19(j) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by

Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (k) Section 2B.19(k) of the Disclosure Schedule sets forth the Company's policy with respect to accrued vacation liability, accrued sick time and earned time-off liability and the amount of such liabilities as of June 30, 1998.

     2B.20 BUSINESS RELATIONSHIPS WITH AFFILIATES. Section 2B.20 of the Disclosure Schedule lists any agreements, arrangements or relationships whereby any current or former officer, director or stockholder of the Company (or any member of any such person's "immediate family" defined in Rule 16a-1 under the Securities Exchange Act of 1934)) (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, (c) owes any money to the Company or is owed any money by the Company or (d) has any other business relationship with the Company other than in the capacity as an officer, director or stockholder (any relationships shall be referred to herein as "AFFILIATE RELATIONSHIPS").

     2B.21 BROKERS' FEES. No financial advisor, broker, agent or finder was utilized by the Company or any Stockholder in connection with the transactions contemplated by this Agreement and no fees are due or owing to any financial advisor, broker, finder or agent other than to Hambrecht & Quist LLC. The Principal Stockholders agree to pay all fees, commissions, expenses or other compensation due or owing to any financial advisor, broker, finder or agent utilized or engaged by the Company or any Stockholder in connection with the transactions contemplated hereby, including without limitation fees payable to Hambrecht & Quist LLC, except to the extent that such amounts constitute Covered Expenses (as defined in Section 7.13).

     2B.22 DISCLOSURE. No representation or warranty by the Company or any Principal Stockholder contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company or any Principal Stockholder pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Buyer all material information relating to the business of the Company or the transactions contemplated by this Agreement.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Company and the Principal Stockholders as follows:

     3.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. The Buyer has all requisite power and authority to own its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder.

     3.2 CAPITALIZATION. The authorized capital stock of the Buyer consists of
(a) 100,000,000 shares of Buyer Common Stock, of which 25,351,420 shares were issued and outstanding as of August 3, 1998 and (b) 5,000,000 shares of Preferred Stock, $.01 par value per share, none of which are issued or outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable, and free of all preemptive rights. All of the Purchase Price Shares will be, when issued in accordance with this Agreement or the Minority Stockholder Agreements, as the case may be, duly authorized, validly issued, fully paid, nonassessable, and free of all preemptive rights.

     3.3 AUTHORIZATION. The execution and delivery of this Agreement and the Escrow Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement and the Escrow Agreement have been duly and validly executed and delivered by the Buyer and constitute valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms.

     3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, neither the execution and delivery of this Agreement or the Escrow Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby or thereby will: (i) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Buyer; (ii) require on the part of the Buyer any filing with, or any permit, authorization, consent or approval of, any Governmental Entity; (iii) conflict with, result in the breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any agreement, instrument, contract or arrangement to which the Buyer is a party or by which the Buyer or any of its assets or properties is bound and which would adversely affect the Buyer's performance under this Agreement; or (iv) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

     3.5 BUYER REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished to the Stockholders (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission (the "SEC"), (ii) its Proxy Statement relating to the 1998 Annual Meeting of Stockholders, (iii) its 1998 Annual Report to Stockholders, (iv) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, (v) its Certificate of Incorporation and By-laws, as amended to date and (vi) a description of the rights and preferences of the Buyer's Common Stock (items (i) through (vi) collectively, the "BUYER REPORTS"). As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (ii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein in accordance with GAAP.

     3.6 LITIGATION. There are no actions, suits, or claims or legal, administrative or arbitratorial proceeding pending against, or, to the Buyer's knowledge, threatened against, the Buyer which if determined adversely to the Buyer would adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

     3.7 BROKERS' FEES. No broker, agent or finder was utilized by the Buyer in connection with the transactions contemplated by this Agreement and no fees are due or owing to any broker, finder or agent other than to Hamilton Partners. The Buyer agrees to pay all fees, commissions, expenses or other compensation to Hamilton Partners and to any other broker, finder or agent utilized or engaged by the Buyer with respect to the transactions contemplated hereby.

     3.8 INVESTMENT REPRESENTATIONS.

          (a) The Buyer is acquiring the Company Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Company Shares in violation of the Securities Act or any rule or regulation under the Securities Act.

          (b) The Stockholders have informed the Buyer that the Company Shares have not been registered under the Securities Act and are "restricted securities within the meaning of the Securities Act, and cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

          (c) The Buyer agrees to place a legend substantially in the following form on each certificate representing the Company Shares:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

     3.9 ABSENCE OF CERTAIN CHANGES. Since June 30, 1998, there has been no material adverse change in the Buyer or its business, properties, operations, condition (financial or otherwise), assets or liabilities, and there has occurred no event or development which may reasonably be foreseen to have in the future a material adverse effect on the Buyer or its business, properties, operations, condition (financial or otherwise), assets or liabilities.

     3.10 DISCLOSURE. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Buyer has disclosed to the Company all material information relating to the business of the Buyer or the transactions contemplated by this Agreement.

                                   ARTICLE IV

                                 INDEMNIFICATION

     4.1 INDEMNIFICATION BY THE PRINCIPAL STOCKHOLDERS. The Principal Stockholders shall, jointly and severally, indemnify the Buyer and the Company in respect of, and hold the Buyer and the Company harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses, costs and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) (collectively, "DAMAGES") incurred or suffered by the Buyer or the Company resulting from, relating to or constituting:

               (i) any (a) misrepresentation or breach of warranty of the Company or any Stockholder contained in this Agreement, the Minority Stockholder Agreements or in any Company Certificate or (b) any failure to perform any covenant or agreement of the Company or any Stockholder contained in this Agreement, the Minority Stockholder Agreements or in any Company Certificate;

               (ii) the termination prior to the Closing of employment of employees of the Company that arose under any federal or state law or under any employee benefit plan established or maintained by the Company, or any workplace conditions of the Company existing prior to the Closing;

               (iii) any claim by an employee or former employee of the Company either (a) for any payments under any profit sharing program existing prior to the Closing or (b) relating to any alleged or actual employment practices prior to the Closing, including discrimination;

               (iv) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon: (a) ownership or rights to ownership of any shares of stock of the Company or options therefor; (b) any rights of a stockholder (other than the right to receive the consideration set forth in Section 1.2 of this Agreement or Section
1.2 of the Minority Stockholder Agreements), including any option or preemptive rights or rights to notice or to vote; (c) any rights under the Articles of Incorporation, By-laws or other organizational document of the Company; or (d) any claim that his, her or its shares were wrongfully repurchased by the Company; and

               (v) any claim by any financial advisor, broker, agent, finder, attorney, accountant or other professional utilized or engaged by the Company or any

Stockholder in connection with the transactions contemplated hereby, other than any such claim which is for Covered Expenses (as defined in Section 7.13).

     4.2 INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify each Principal Stockholder in respect of, and hold each Principal Stockholder harmless against, any and all Damages incurred or suffered by such Principal Stockholder resulting from, relating to or constituting:

               (i) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer contained in this Agreement or in any Buyer Certificate; and

               (ii) resulting from the conduct of the business or operations of the Buyer or the Company following the Closing; PROVIDED, HOWEVER, that no Principal Stockholder shall be entitled to indemnification under this clause
(ii) with respect to actions taken or omitted by a Stockholder in his capacity as an employee of the Buyer or the Company.

     4.3 CLAIMS FOR INDEMNIFICATION

          (a) THIRD-PARTY CLAIMS. A Party entitled, or seeking to assert rights, to indemnification under this Article IV (an "INDEMNIFIED PARTY") shall give written notification to the Party from whom indemnification is sought (the "INDEMNIFYING PARTY") of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification pursuant to this
Article IV may be sought. Within 15 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Party, provided that (i) the Indemnifying Party may only assume control of such defense if it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such action, suit or proceeding constitute Damages for which the Indemnified Party shall be entitled to indemnification pursuant to this Article IV; and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party or Parties not controlling such defense may participate therein at its or their own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The Party or Parties controlling such defense shall keep the other Party or Parties advised of the status of such action, suit or proceeding and the defense thereof and of significant decisions to be made in connection therewith and shall consider in good faith all recommendations made by the other Party or Parties with respect thereto. Each Party, at its own cost and expense, shall furnish the Party controlling the defense of any action, suit or proceeding pursuant to this Section 4.3(a) such information as such Party may have with respect to such action, suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Party controlling the defense of such action, suit or proceeding pursuant to this
Section 4.3(a) in the defense of such action, suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such action, suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment has no other adverse effect on the Indemnified Party. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such action, suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed; provided that if the Indemnifying Party does not assume the defense of such action, suit or proceeding pursuant to this Section 4.3(a), the Indemnified Party shall be entitled to agree to a settlement of, or the entry of any judgment arising from, such action, suit or proceeding, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate.

          (b) PROCEDURE FOR CLAIMS. An Indemnified Party wishing to assert a claim for indemnification under this Article IV shall deliver to the Indemnifying Party a written notice (a "CLAIM NOTICE") which contains (i) a description and the amount (the "CLAIMED AMOUNT") of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article IV for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. If the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent. Within twenty business days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "RESPONSE") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; PROVIDED THAT if the Indemnified Party is the Buyer or the Company and the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent within three days following the delivery of the

Response, a written notice executed by both parties instructing the Escrow Agent to disburse to the Indemnified Party a number of Escrow Shares having a Fair Market Value (as defined in the Escrow Agreement) equal to the Claimed Amount),
(ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "AGREED AMOUNT") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount by check or by wire transfer; PROVIDED THAT if the Indemnified Party is the Buyer or the Company and the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent within three days following the delivery of the Response, a written notice executed by both Parties instructing the Escrow Agent to disburse to the Indemnified Party a number of Escrow Shares having a Fair Market Value (as defined in the Escrow Agreement) equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within 30 days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right, after first complying with the requirements of Section 7.9, to commence litigation for purposes of resolving such dispute.

     For purposes of this Section 4.3, any references to the Indemnified Party or the Indemnifying Party shall, if one or more of the Stockholders comprise the Indemnified Party or the Indemnifying Party, be deemed to refer to the Stockholder Representative. The Stockholder Representative shall have full power and authority on behalf of each Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Stockholders under this Article IV. The Stockholder Representative shall have no liability to any Stockholder for any action taken or omitted on behalf of the Stockholders pursuant to this Article IV.

          (c) CERTAIN CLAIMS. Notwithstanding the provisions of Section 4.3(a) or (b), if a third party asserts (other than by means of a lawsuit) that the Buyer or the Company is liable to it for a monetary or other obligation which may constitute or result in Damages for which the Buyer or the Company may be entitled to indemnification pursuant to this Article IV, and the Buyer or the Company reasonably determines that a timely settlement of such obligation will minimize the amount of the associated Damages or it has a valid business reason to fulfill such obligation, then (i) the Buyer or the Company shall be entitled to satisfy such obligation, without prior notice to or consent from the Principal Stockholders, (ii) the Buyer or the Company may subsequently make a claim for indemnification pursuant to this Article IV in accordance with the provisions of this Section 4.3, and (iii) the Buyer or the Company shall be reimbursed, in accordance with the provisions of this

Section 4.3, for any such Damages for which it is entitled to indemnification pursuant to this Article IV (subject to the right of the Principal Stockholders to dispute, in the manner set forth in this Section 4.3, the Buyer's or the Company's entitlement to indemnification or the amount for which it is entitled to indemnification). For purposes of clarity, it is agreed that the amount paid by the Buyer or the Company pursuant to this Section without the consent of the Principal Stockholders shall not be admissible as evidence of the appropriate amount, if any, of the Principal Stockholders' indemnification obligation.

     4.4 SURVIVAL. All representations and warranties contained in this Agreement, the Minority Stockholder Agreements, the Company Certificates or the Buyer Certificates shall survive the execution and delivery hereof and the Closing and continue until the second anniversary of the Closing Date and shall not be affected by any examination made for or on behalf of an Indemnified Party, except that (i) the representations and warranties contained in Article IIA of this Agreement, Article II of the Minority Stockholder Agreements and in Sections 2B.1, 2B.2 and 2B.3 and in any Company Certificate (insofar as such certificate relates to the representations and warranties contained in Article IIA of this Agreement, Article II of the Minority Stockholder Agreements and in Sections 2B.1, 2B.2 or 2B.3) shall survive the Closing and continue without limitation, (ii) the representations and warranties contained in Sections 2B.10, 2B.14 and 2B.19 and in any Company Certificate (insofar as such certificate relates to the representations and warranties contained in Section 2B.10, 2B.14 and 2B.19)), shall survive the Closing and continue until 30 days following the expiration of all applicable statute of limitations. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and funds have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to disburse such retained funds to the Principal Stockholders in accordance with the terms of Section 4 of the Escrow Agreement.

     4.5 LIMITATIONS.

          (a) Notwithstanding anything to the contrary herein, the Principal Stockholders shall not be liable under this Article IV unless and until the aggregate Damages exceed $480,000 (at which point the Principal Stockholders shall become liable for the aggregate Damages, and not just amounts in excess of $480,000); PROVIDED THAT such limitation shall not apply to a claim pursuant to
Section 4.1(i) relating to a breach of the representations and warranties set forth in Article IIA of this Agreement and Article II of the Minority Stockholder Agreements or in Sections 2B.1, 2B.2, 2B.3 or 2B.21 (or the portion of any Company Certificate relating thereto) or to a claim pursuant to 4.1(v).

          (b) Notwithstanding anything to the contrary herein, no Principal Stockholder shall be liable for aggregate Damages under clause (i)(a) of Section
4.1 in an amount which exceeds such Principal Stockholder's Pro Rata Portion (as defined below) of $12,000,000; PROVIDED THAT such limitation shall not apply to claims relating to a breach of the representations and warranties set forth in
Article IIA of the Agreement and Article II of the Minority Stockholder Agreements or in Sections 2B.1, 2B.2, 2B.3 or 2B.21 (or the portion of any Company Certificates relating thereto). The "PRO RATA PORTION" of each Principal Stockholder is as follows:

                           Clement Mok      53.45%
                           Mark Crumpacker  34.00%
                           Peter Rack        6.80%
                           Todd Holcomb      1.03%
                           Eric Wilson       4.72%

                               Total       100.00%
                                           ======

          (c) Notwithstanding anything to the contrary herein, no Principal Stockholder shall be liable under this Article IV for aggregate Damages in an amount which exceeds such Principal Stockholder's Pro Rata Portion of $24,000,000.

          (d) The Escrow Agreement is intended to secure the indemnification obligations of the Principal Stockholders under this Agreement. However, the rights of the Buyer under this Article IV shall not be limited to the Escrow Amount nor shall the Escrow Agreement be the exclusive means for the Buyer to enforce such rights.

          (e) Except with respect to claims based on fraud, after the Closing, the rights of the Indemnified Parties under this Article IV and the Escrow Agreement shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement continued in this Agreement.

          (f) No Stockholder shall have any right of contribution against the Company with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

          (g) The amount of any Damages for which indemnification is provided under this Article IV shall be reduced by any related recoveries actually received by the Indemnified Party under any insurance policies.

                                    ARTICLE V

                               REGISTRATION RIGHTS

     5.1 REGISTRATION OF SHARES.

          (a) Within five business days after the Closing Date, the Buyer shall file with the SEC a registration statement covering the resale to the public by the Principal Stockholders of 167,616 Purchase Price Shares issued to the Principal Stockholders (the "FIRST REGISTRATION STATEMENT"). The Buyer shall file with the SEC, within 180 days after the Closing Date, a second registration statement covering the resale to the public by the Principal Stockholders of an additional 73,250 Purchase Price Shares issued to the Principal Stockholders (the "SECOND REGISTRATION STATEMENT"). The Buyer shall file with the SEC, within 270 days after the Closing Date, a third registration statement covering the resale to the public by the Principal Stockholders of an additional 73,250 Purchase Price Shares issued to the Principal Stockholders (the "THIRD REGISTRATION STATEMENT"). The First Registration Statement, the Second Registration Statement and the Third Registration Statement are referred to herein collectively as the "STOCKHOLDER REGISTRATION STATEMENTS". The Buyer shall use its best efforts to cause each Stockholder Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof. The Buyer shall use its best efforts to cause each Stockholder Registration Statement to remain effective until, in each case, the earlier of
(i) the first anniversary of the Closing Date and (ii) such time as all of the Purchase Price Shares covered by such Stockholder Registration Statement have been sold.

          (b) If, following the first anniversary of the Closing Date, the Buyer fails to timely file all reports required to be filed by it and referred to in paragraph (c)1 of Rule 144 under the Securities Act or any similar successor provisions and such failure results in a loss to the Stockholders of the availability of Rule 144 for a period in excess of 15 days, then the Buyer shall file with the SEC, within 10 business days of the expiration of such 15 day period, a registration statement covering the resale to the public by the Stockholders of all of the Purchase Price Shares not previously sold. The Buyer shall use its best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable after the filing thereof and to cause such registration statement to remain effective until the earlier of (i) the second anniversary of the Closing Date and (ii) such time as all of the Purchase Price Shares covered by such registration statement have been sold.

     5.2 PIGGYBACK REGISTRATION RIGHTS.

          (a) During the period commencing on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date, unless the Purchase Price Shares are then saleable without limitation as to volume under Rule 144 or otherwise covered by an effective registration statement, if the Buyer proposes to file for its own account a registration statement under the Securities Act on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Buyer pursuant to any employee benefit plan, respectively) for the issuance and sale by the Buyer of shares of Buyer Common Stock (excluding the issuance and sale of debt securities that are convertible into Buyer Common Stock), the Buyer will give written notice to all holders of Purchase Price Shares at least 10 days before the initial filing with the SEC of such registration statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Buyer; PROVIDED, that no notice need be given if the Buyer is not, under Section 5.2(b), required to include Purchase Price Shares in the registration statement that the Buyer intends to file. The notice shall offer to include in such filing the aggregate number of Purchase Price Shares as the Stockholders receiving such notice may request.

          (b) Each Stockholder whose shares are not then saleable without limitation as to volume under Rule 144 or otherwise covered by an effective registration statement and who desires to have Purchase Price Shares registered under this Section 5.2 shall advise the Buyer in writing within 10 days after the date of receipt of such offer from the Buyer, setting forth the amount of such Purchase Price Shares for which registration is requested. The Buyer shall thereupon include in such filing the number of Purchase Price Shares for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such shares. If the managing underwriter of a proposed public offering shall advise the Buyer that, in its opinion, the distribution of all or any of the Purchase Price Shares requested to be included in the registration concurrently with the securities being registered by the Buyer would adversely affect the distribution of such securities by the Buyer, then the number of Purchase Price Shares included therein shall be reduced to such amount, if any, that the managing underwriter believes may be sold without causing such adverse effect (provided that any such reduction shall be effected on a pro rata basis with any other shares requested to be included therein by any other stockholders entitled to include shares therein).

     5.3 LIMITATIONS ON REGISTRATION RIGHTS.

          (a) The Buyer may, by written notice to the Stockholders, (i) delay the filing or effectiveness of any registration statement filed pursuant to this
Article V or (ii) suspend any registration statement filed pursuant to this
Article V after effectiveness and require that the Stockholders immediately cease sales of shares pursuant to such registration statement, in the event that:

     (A) the Buyer is engaged in any activity or transaction or preparations or negotiations for any activity or transaction ("BUYER ACTIVITY") which the Buyer desires to keep confidential and the Board of Directors of the Buyer determines in good faith that it would be detrimental to the Buyer for such registration to be effected at such time; provided that the Buyer shall have the right to defer a filing for a period of not more than 90 days; or

     (B) the Buyer files a registration statement (other than a registration statement on Form S-4 or S-8 or any successor form) with the SEC for the purpose of registering under the Securities Act any securities to be publicly offered and sold by the Buyer and the Buyer pursues the preparation, filing and effectiveness of such registration statement with diligence.

          (b) If the Buyer delays or suspends a registration statement filed pursuant to this Article V or requires the Stockholders to cease sales of shares pursuant to paragraph (a) above, the Buyer shall, as promptly as practicable following the termination of the circumstance which entitled the Buyer to do so, take such actions as may be necessary to file or reinstate the effectiveness of such registration statement and/or give written notice to all Stockholders authorizing them to resume sales pursuant to such Stockholder Registration Statement. If as a result thereof the prospectus included in the Stockholder Registration Statement has been amended to comply with the requirements of the Securities Act, the Buyer shall enclose such revised prospectus with the notice to the Stockholders given pursuant to this paragraph (b), and the stockholders shall make no offers or sales of shares pursuant to any registration statement other than by means of such revised prospectus.

     5.4 REGISTRATION PROCEDURES.

          (a) In connection with the filing by the Buyer of each registration statement filed pursuant to this Article V, the Buyer shall furnish to each Stockholder a copy of the prospectus in conformity with the requirements of the Securities Act.

          (b) The Buyer shall use its best efforts to register or qualify the Purchase Price Shares covered by each registration statement filed pursuant to this Article V under the securities laws of such states as the Stockholders shall reasonably request; PROVIDED, HOWEVER, that the Buyer shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

          (c) If the Buyer has delivered preliminary or final prospectuses to the Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Stockholders and, if requested by the Buyer, the Stockholders shall immediately cease making offers or sales of shares under the registration statement and return all prospectuses to the Buyer. The Buyer shall promptly provide the Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the Stockholders shall be free to resume making offers and sales under the registration statement.

          (d) The Buyer shall pay the costs and expenses incurred by it in complying with its obligations under this Article V, including all registration and filing fees, Nasdaq listing fees, fees and expenses of counsel for the Buyer, and fees and expenses of accountants for the Buyer, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Stockholders in connection with sales under registration statements and (ii) the fees and expenses of any counsel retained by the Stockholders.

          (e) The Buyer shall have the right to select one or more nationally recognized underwriters to manage any offering under a registration statement filed pursuant to Section 5.1 subject to the approval of the Stockholders holding a majority of the Purchase Price Shares requested to be included in such registration statement, which approval shall not be unreasonably withheld; PROVIDED, that no approval of the Stockholders will be required if the managing underwriter selected by the Buyer is Goldman, Sachs & Co., Morgan Stanley or Deutsche Morgan Grenfell.

     5.5 REQUIREMENTS OF STOCKHOLDERS. The Buyer shall not be required to include any Purchase Price Shares in a registration statement filed pursuant to this Article V unless:

          (a) the Stockholder owning such shares furnishes to the Buyer in writing such information regarding such Stockholder and the proposed sale of Purchase Price Shares by such Stockholder as the Buyer may reasonably request in writing or as shall be required in connection therewith by the SEC or any state securities law authorities;

          (b) such Stockholder shall have provided to the Buyer its written agreement:

               (i) to indemnify the Buyer and each of its directors and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any statement or omission in the Stockholder Registration Statement made in reliance upon, or in conformity with, a written statement by such Stockholder furnished pursuant to this Section 5.5; and

               (ii) to report to the Buyer sales made pursuant to the registration statement;

          (c) in the event of an underwritten offering pursuant to a registration statement filed pursuant to Section 5.1, such Stockholder agrees to execute and deliver an underwriting agreement approved by the Buyer and the holders of at least a majority of the outstanding shares requested to be registered therein;

          (d) in the event of an underwritten offering pursuant to a registration statement filed pursuant to Section 5.2, such Stockholder agrees to execute and deliver a customary underwriting agreement approved by the Buyer and the managing underwriter for such offering; and

          (e) As a condition to including Purchase Price Shares in any registration statement filed pursuant to this Article V, the Buyer may require each Stockholder to agree in writing to engage Goldman, Sachs & Co., to act as such Stockholder's broker, dealer or other intermediary in connection with sales to be made pursuant to the registration statement. Notwithstanding the foregoing, the Principal Stockholders shall be entitled to sell up to the following number of shares per calendar month through any broker of its choice:

                           Clement Mok                       5,000
                           Mark Crumpacker                   4,000
                           Peter Rack                        1,500
                           Eric Wilson                       1,000
                           Todd Holcomb                      1,000

     5.6 INDEMNIFICATION. The Buyer agrees to indemnify and hold harmless each Stockholder whose shares are included in a registration statement filed pursuant to this Article V against any losses, claims, damages, expenses or liabilities to which such Stockholder may become subject by reason of any alleged or actual untrue statement of a material fact contained in such registration statement or any alleged or actual omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Buyer by or on behalf of a Stockholder for use in such registration statement. The Buyer shall have the right to assume the defense and settlement of any claim or suit for which the Buyer may be responsible for indemnification under this
Section 5.6.

     5.7 ASSIGNMENT OF RIGHTS. A Stockholder may not assign any of its rights under this Article V except in connection with the transfer of some or all of his or her Purchase Price Shares to a child or spouse, or trust for their benefit, PROVIDED each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Article V.

     5.8 RULE 144 REPORTS. During the period from the Closing until the second anniversary of the Closing Date, the Buyer will file on a timely basis all reports required to be filed by it and referred to in paragraph (c)1 of Rule 144 under the Securities Act or any similar successor provisions.

                                   ARTICLE VI

                               FURTHER AGREEMENTS

     6.1 338 ELECTION. The Stockholders will join with Buyer in making an election under ss.338(h)(10) of the Code (and any corresponding elections under state, local or foreign tax law) with respect to the purchase and sale of the stock of the Company (a "SS.338(H)(10) ELECTION"). Buyer shall be responsible for preparing the form of election. Buyer shall be responsible for preparing the form of election. Buyer and the Stockholders shall cooperate fully in the making of such ss.338(h)(10) Election. In particular, and not by way of limitation, in order to effect such ss.338(h)(10) Election, Buyer and the Stockholders shall jointly execute on or prior to the Closing Date, Internal Revenue Service Form 8023 and all attachments required to be filed therewith pursuant to applicable Treasury Regulations. Such Form 8023 and attachments shall be held by Buyer and shall be filed by Buyer on behalf of itself and the Stockholders in accordance with, and within the time prescribed by, Section 338 of the Code and the regulations thereunder. Buyer and the Stockholders agree to report the transaction for tax purposes in a manner consistent with the making of such ss.338(h)(10) Election.

     6.2 ACKNOWLEDGMENT OF TAXABLE NATURE OF TRANSACTION. Each Stockholder understands and acknowledges that the transactions contemplated by this Agreement will not qualify as a "tax-free reorganization" for U.S. income tax purpose and, accordingly, will be treated as a taxable purchase and sale of the Company Shares.

     6.3 LOANS TO STOCKHOLDERS. The Buyer will loan to each Principal Stockholder, pursuant to a full-recourse promissory note in the form attached hereto as EXHIBIT H, (i) at the Closing, an initial amount equal to the Initial Loan Amount indicated on SCHEDULE D and (ii) from time to time after the Closing (but in no event after the maturity date specified in the attached form of note), at the written request of the Principal Stockholder given at least five business days in advance, an amount up to the Supplemental Loan Amount indicated on SCHEDULE D. Each Principal Stockholder agrees that the proceeds of the initial loan will be paid by the Buyer to the Company to reimburse the Company for tax withholding payments being made by the Company for the account of the Principal Stockholder. Each Principal Stockholder further agrees that he will only make a request to borrow additional amounts pursuant to this Section in connection with the payment of taxes incurred in connection with the transactions contemplated by this Agreement.

     6.4 RELEASE OF PERSONAL GUARANTEES. The Buyer shall use reasonable efforts after the Closing to cause Clement Mok to be released from the personal guarantees listed in Section 6.4 of the Disclosure Schedule. The Buyer shall indemnify Clement Mok for any damages incurred by him after the Closing with respect to claims solely relating to the period after the Closing under the guarantees listed in Section 6.4 of the Disclosure Schedule.

     6.5 INSTALLMENT SALE TREATMENT. Notwithstanding anything herein contained to the contrary other than the provisions of Section 6.1 (it being agreed that Section 6.1 shall prevail over this Section 6.5 in the event of a conflict), the Parties acknowledge and agree that this transaction will be treated for tax purposes by all the Parties as an installment sale with respect to the Purchase Price Shares delivered to the Escrow Agent pursuant to Section 1.2(b)(i) which, under the Escrow Agreement, will be disbursed to the Stockholders within five business days of August 25, 1999 and within five business days of August 25, 2000, all subject to the terms and conditions of the Escrow Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 PRESS RELEASES AND PUBLIC DISCLOSURE. No Party shall (and the Principal Stockholders shall cause the Company not to) issue any press release or other public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; PROVIDED, HOWEVER, that the Buyer may make any public disclosure it believes in good faith is required by law, regulation or stock market rules. The Parties agree that the Buyer shall be entitled to issue a Press Release regarding the Closing, substantially in the form attached hereto as EXHIBIT I.

     7.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that the provisions of
Article V are intended for the benefit of the persons specified therein and the respective legal representatives, successors and assigns.

     7.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations among the Parties, written or oral, that may have been related in any way to the subject matter hereof.

     7.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that no such consent shall be required for such an assignment by the Buyer to an affiliated entity of the Buyer.

     7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     7.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

         IF TO THE COMPANY:

         Studio Archetype, Inc.
         600 Townsend Street, Penthouse
         San Francisco, California 94103
         Telecopy: (415) 659-4615
         Attention: Clement Mok

         WITH A COPY TO:

         Coblentz, Patch, Duffy & Bass, LLP
         222 Kearny Street, 7th Floor
         San Francisco, California  94108-4510
         Telecopy:  (415) 989-1663
         Attention:  Barry Reder, Esq.

         IF TO A PRINCIPAL STOCKHOLDER:

         to such Principal Stockholder at his or
         her address set forth on SCHEDULE A.

         WITH A COPY TO:

         Coblentz, Patch, Duffy & Bass, LLP
         222 Kearny Street, 7th Floor
         San Francisco, California  94108-4510
         Telecopy:  (415) 989-1663
         Attention:  Barry Reder, Esq.

         IF TO THE BUYER:

         Sapient Corporation
         One Memorial Drive

         Cambridge, Massachusetts 02142
         Telecopy: (617) 679-0499
         Attn:    Deborah England Gray

                  General Counsel

         WITH A COPY TO:

         Jonathan Wolfman, Esq.
         Hale and Dorr LLP
         60 State Street
         Boston, Massachusetts 02109
         Telecopy:  (617) 526-5000

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     7.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

     7.9 DISPUTE RESOLUTION; LITIGATION.

          (a) Prior to commencing any litigation relating to the subject matter of or under this Agreement, the Party desiring to commence litigation will provide written notice to the other side demanding that the Parties engage, for a period of 30 days from the date of such demand notice, in non-binding mediation for purposes of seeking to resolve such dispute. Such mediation shall be coordinated through J.A.M.S./Endispute. The cost of any mediation shall be borne one-half by the Buyer and one-half by the Stockholder or Stockholders who are party to the mediation. Following the expiration of such 30-day period, any Party may commence litigation with respect to the subject matter of the dispute and any related matters. Notwithstanding the foregoing, nothing in this Section
7.9 shall be construed as limiting in any way (i) the right of a Party to seek injunctive relief from any court of competent jurisdiction or (ii) the right of a Party to commence litigation without complying with the requirements of this
Section if doing so is necessary to avoid the expiration of an applicable statute of limitations.

          (b) If the Buyer wishes to commence litigation relating to the subject matter of or under this Agreement, the Buyer will commence such litigation exclusively in the state or federal courts sitting in the Northern District of the State of California. Each of the Parties (i) submits to the jurisdiction of any state or federal court sitting in the Northern District of the State of California in any action or proceeding arising out of or relating to this Agreement brought by the Buyer pursuant to this Section 7.9(b) and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto.

          (c) If any Party wishes to commence litigation against the Buyer relating to the subject matter of or under this Agreement, such Party will commence such litigation exclusively in the state or federal courts sitting in the Eastern District of the Commonwealth of Massachusetts. Each of the Parties
(i) submits to the jurisdiction of any state or federal court sitting in the Eastern District of the Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this Agreement brought against the Buyer pursuant to this Section 7.9(c) and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto.

          (d) Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 7.7. Nothing in this Section, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

     7.10 AMENDMENTS AND WAIVERS. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty, covenant or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     7.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforce ability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     7.12 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof.

     7.13 EXPENSES. Each Party shall bear its own costs and expenses (including legal and other professional fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, that the first $750,000 of any such costs and expenses incurred by the Company shall be paid by the Buyer (the "Covered Expenses") and that any such costs and expenses incurred by the Company in excess of $750,000 shall be paid by the Principal Stockholders.

     7.14 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     7.15 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     7.16 FACSIMILE SIGNATURE. This Agreement may be executed by facsimile signature.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                             SAPIENT CORPORATION

                             By: /s/ Susan D. Johnson
                                ----------------------------
                             Name: Susan D. Johnson
                                  --------------------------
                             Title: Chief Financial Officer
                                   -------------------------

                             STUDIO ARCHETYPE, INC.

                             By: /s/ Peter Rack
                                ----------------------------
                             Name: Peter Rack
                                  --------------------------
                             Title: Chief Financial Officer
                                   -------------------------

                             /s/ Clement Mok
                             -------------------------------
                             Clement Mok, Exchange Agent

                     PRINCIPAL STOCKHOLDER SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT

     THE UNDERSIGNED STOCKHOLDER OF THE COMPANY HEREBY ACKNOWLEDGES THAT HE OR SHE HAS REVIEWED THIS AGREEMENT CAREFULLY, INCLUDING, WITHOUT LIMITATION, THE INVESTMENT REPRESENTATIONS CONTAINED IN SECTION IIA.4 AND THE PROVISION CONTAINED IN SECTION IIA.4(a) APPOINTING CLEMENT MOK AND PETER RACK AS THE UNDERSIGNED'S PURCHASER REPRESENTATIVES AS THAT TERM IS DEFINED BY REGULATION D PROMULGATED UNDER THE SECURITIES ACT.

         Executed as of the date first written above.

                                         STOCKHOLDER:

                                         --------------------------------------


                                      SPOUSAL CONSENT

         The undersigned spouse of the above-named Stockholder hereby consents to the terms of this Agreement and agrees that any and all right or interest that he or she has, including any community property interest, in the shares of Studio Archetype, Inc. conveyed by the Stockholder under the terms of the Agreement, are and have been the independent property of the Stockholder, and shall be conveyed by and pursuant to the terms of the Agreement.

         Executed as of the first date written above.

                                         --------------------------------------